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                                                                     Exhibit l.3

BELL, BOYD & LLOYD LLC
                                        Three First National Plaza
                                        70 West Madison Street, Suite 3300
                                        Chicago, Illinois 60606-4207
                                        312.372-1121   Fax 312.372-2098

                                        Offices in Chicago and
                                        Washington D.C.



                                November 20, 2003



     As counsel for Nuveen Municipal High Income Opportunity Fund (the "Registrant"), we consent to the incorporation by reference of our opinion, filed with Pre-effective Amendment No. 2 to the Registrant's Registration Statement on Form N-2 (File No. 333-109801 and 811-21449) on November 6, 2003.

     In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.



                                                 Very truly yours,

                                                 /s/ Bell, Boyd & Lloyd LLC